Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 1 [***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10) BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. PURCHASE AND SALE AGREEMENT (Joshua Grove - 20,414.39 acres (+/-), DeSoto County, FL) THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made and entered into by and between ALICO, INC., a Florida corporation (“Seller 1”), and 734 LMC GROVES, LLC, a Florida limited liability company (“Seller 2”; Seller 1 and Seller 2 are hereinafter collectively referred to as the “Sellers” and individually, a “Seller”) and HARFORD FARMS LLC, a Florida limited liability company (the “Buyer”). The Seller and the Buyer shall sometimes hereinafter be referred to herein collectively as the “Parties.” W I T N E S S E T H: 1. Agreement to Sell and Purchase. For and in consideration of the Initial Deposit (defined below), in hand paid by Buyer to Escrow Agent, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Sellers and Buyer, Sellers hereby agree to sell and convey to Buyer, and Buyer hereby agrees to purchase and receive from Sellers, subject to and in accordance with all of the terms and conditions of this Agreement: (a) All those certain lots, tracts or parcels of real estate located in the County of DeSoto, State of Florida, [***], together with (1) all rights, ways and easements appurtenant thereto, (2) all of the right, title and interest of Sellers in all oil, gas and other mineral rights related to such real estate, if any, and (3) all citrus trees currently growing on the Land (herein, the Seller 1 Land and the Seller 2 Land are collectively called the “Land”); (b) All buildings, structures and other improvements of any and every nature located on the Land and all fixtures attached or affixed, actually or constructively, to the Land or to any such buildings, structures, irrigation, drainage or other improvements (herein collectively called the “Improvements”); (c) All of the right, title and interest of Sellers, if any, in and to all permits, authorizations, consents and approvals from governmental authorities with respect to (i) any water usage and/or drainage permits applicable to the Land (collectively, the “Permits”), and (ii) all transferable consents, authorizations, variances or waivers, development rights, concurrency reservations, impact fee credits, licenses, and approvals with respect to the Land or Improvements (collectively, the “Development Rights”); and (d) All wells, pumps, engines, and tanks located upon the Land and utilized in the operations of the existing irrigation and drainage system for the Land (collectively, the “Irrigation and Drainage Equipment”). All of the assets described in subsections 1(a) through 1(d) above are herein sometimes collectively called the “Property” provided, however, subject to the provisions of Section 19 below, “Property” shall not include the Existing Citrus Crop (hereinafter defined) or the personal property owned by Sellers and described on Exhibit B attached hereto, which property is hereby expressly excluded from the Property (the “Excluded Property”). 2. Purchase Price; Financial Contingency Period. (a) Purchase Price. The purchase price for the Property (herein called the “Purchase Price”), shall be equal to One Hundred Eighty-Three Million, Seven Hundred Twenty-Nine Thousand, Five Hundred and Ten and No/100 Dollars ($183,729,510.00). Exhibit 10.1

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 2 [***]. The Purchase Price, less any credits and reductions herein described, shall be paid by Buyer to Sellers on the Closing Date (as defined below) in immediately available federal funds to an account designated by Seller. (b) Financial Contingency Period. Buyer shall have a period of [***] from and after the expiration of the Effective Date (the “Financial Contingency Period”) to obtain financing approval to fund a portion of the Purchase Price on terms and conditions reasonably acceptable to Buyer (“Financing Approval”). Buyer shall endeavor in good faith using commercially reasonable and diligent efforts to obtain Financing Approval within the Financial Contingency Period. Buyer shall keep Seller informed of its efforts to obtain Financing Approval and notify Seller in writing immediately upon obtaining Financing Approval. In the event Buyer is unable to obtain Financing Approval within the Financial Contingency Period, then either Buyer or Seller shall have the right to terminate this Agreement by delivering written notification to the party within [***] after the expiration of the Financial Contingency Period, in which event the Initial Deposit (as defined below) shall be returned to Buyer and the parties shall have no further liabilities or obligations under this Agreement, except for those liabilities and obligations that survive termination of this Agreement. In the event Buyer fails to notify Sellers in writing within [***] after the Financial Contingency Period indicating whether Buyer has obtained Financing Approval, it shall automatically be deemed that Buyer has elected to proceed with Closing on the Closing Date without having obtained Financing Approval within the Financial Contingency Period, in which event the parties shall proceed with Closing on the Closing Date, subject to the terms and conditions of this Agreement. Notwithstanding anything in this Agreement to the contrary, and for the avoidance of doubt, Buyer acknowledges and agrees following the expiration of the Financing Contingency period that Buyer’s obligation to close on the Property pursuant to this Agreement is not conditioned upon Buyer obtaining financing to fund any portion of the Purchase Price and in no event after such time period shall Buyer have the right to terminate the Agreement and receive a return of the Deposit due to its inability to obtain financing . 3. Earnest Money Deposit. (a) Within [***] of the Effective Date (as defined below), Buyer shall deposit the sum of [***] as an earnest money deposit (the “Initial Deposit”) with Trenam Law, 200 Central Avenue, Suite 1600, St. Petersburg, FL 33701, Attn: Timothy M. Hughes, Esq. (the “Escrow Agent”), which Initial Deposit is to be held by Escrow Agent until released to Seller or Buyer as provided herein or paid to Seller at close of escrow. (b) Unless this Agreement is terminated within the Financial Contingency Period or the Inspection Period (hereinafter defined) as permitted under Section 2(b) above or Section 5(c) below,

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 3 within [***] after the expiration of the Inspection Period, Buyer shall deliver to Escrow Agent the sum of [***] as an additional earnest money deposit (the “Additional Deposit”), which deposit is to be held by Escrow Agent until released to Seller or Buyer as provided herein or paid to Seller at close of escrow. The Initial Deposit and the Additional Deposit shall hereinafter be referred to herein collectively as the “Deposit.” (c) Throughout the term of this Agreement, Escrow Agent shall hold and disburse the Deposit in accordance with this Agreement’s terms and conditions, which the Parties and the Escrow Agent shall execute and deliver as of the Effective Date (d) On the Closing Date, the Deposit will be applied as part payment of the Purchase Price. 4. Closing. Subject to the satisfaction or waiver of the conditions precedent described herein, the closing of the purchase and sale of the Property pursuant to this Agreement (the “Closing”) shall occur on or before [***], unless extended by mutual agreement in writing by each of the Parties (the “Closing Date”). Closing shall take place at, by and through the offices of the Title Company (hereinafter defined) or through Seller’s counsel, as agent for the Title Company, and may be conducted as a “mail away” closing pursuant to escrow instruction letters. 5. Access and Inspection; Delivery of Documents and Information by Seller; Examination by Buyer. (a) Subject to the terms and conditions set forth below in this Section 5(a), between the date the Initial Deposit is delivered to Escrow Agent and the Closing Date, Buyer and Buyer’s agents and designees shall have the right to enter the Property for the purposes of inspecting the Property, conducting tests, and making surveys, environmental assessments, and any other investigations and inspections as Buyer may reasonably require to assess the condition of the Property; provided, however, that (i) all such tests, investigations and studies on the Property shall be conducted during normal business hours and shall not unreasonably damage the Property or unreasonably interfere with the use, occupancy or operation of the Property and (ii) Seller or Seller’s agent may accompany Buyer at all times during any site inspection or testing; and provided further, that Buyer shall indemnify, defend and hold Seller harmless from and against any and all claims for injury to person or damage to property, to the extent resulting from the activities of Buyer or Buyer’s agents, consultants, employees, contractors or designees on the Property, and Buyer shall maintain adequate insurance to cover its indemnification obligations hereunder. Specifically, prior to any entry on the Property by Buyer or its agents, Buyer shall obtain and maintain, at Buyer’s sole cost and expense, and shall deliver to Seller evidence of, the following insurance coverage, and shall cause each of its agents, consultants and contractors to obtain and maintain and deliver to Seller evidence of, the following insurance coverage: general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of [***] combined single limit for personal injury and property damage per occurrence and [***] aggregate, such policy to name Seller as an additional insured party by endorsement, which insurance shall provide coverage against any claim for personal liability or property damage caused by Buyer or its agents, consultants, employees or contractors in connection with such inspections and tests. Before the entry onto the Property by Buyer or any of its agents, Buyer must furnish Seller with a copy of the insurance policy and a certificate of insurance, evidencing the above coverage, which certificate must provide that such insurance shall not be cancelled or changed until at least [***] is given to Seller. Neither Buyer nor Buyer’s agents shall contact or communicate with any tenant or occupant of the Property without Seller’s prior written consent, and without the opportunity of Seller to be present. Notwithstanding anything to the contrary set forth in this Agreement, however, Buyer will not make or cause to be made any borings in the Property without Seller’s prior written consent, which consent may be granted, conditioned, or withheld by Seller in its reasonable discretion, and which may require submission to Seller of a proposed work plan in a form reasonably acceptable to Seller and its engineering consultants prior to the initiation of

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 4 any such testing. Buyer agrees that the information obtained pursuant to its due diligence investigations and studies or inspections shall be kept in confidence and shall not be revealed to outside Parties other than to Buyer’s agents, representatives, lenders, investors, principals, affiliates, or as otherwise required by law, which obligation shall survive termination of this Agreement. Buyer further agrees to: (1) promptly pay or cause to be removed any liens filed against any of the Property as a result of any actions taken above by or on behalf of Buyer; (2) promptly repair and restore the Property and all improvements thereon to its condition existing immediately prior to the conduct of Buyer’s entry thereon; and (3) assume all risks involved in entering upon the Property. The terms and provisions of this Section 5(a) shall survive the Closing and any earlier termination of this Agreement. (b) Sellers shall make or may have previously made available to Buyer at the Property or through email or a website virtual room, copies of, or electronic access to title insurance policies, surveys, permits, water tests and other documentation pertaining to the Property, to the extent they exist and are within Sellers’ possession or control (collectively, the “Property Documents”). Buyer acknowledges that the Property Documents, if any, are provided to Buyer for informational purposes only and are without representation or warranty of any kind whatsoever, either express or implied and is without recourse to Seller with respect to the accuracy of any information or statements contained therein. Buyer further acknowledges that Buyer has been advised not to rely upon such documents without making an independent investigation or inquiry as to the accuracy of the information or statements contained in the information provided by Seller. Buyer hereby releases Seller from any and all claims Buyer might otherwise have based upon the Property Documents, and all other information and documentation obtained by or for Seller and delivered to Buyer, except for claims arising from or related to fraud committed by Seller or a willful and intentional misrepresentation made by Seller. The terms and provisions of this Section 5(b) shall survive the Closing and any earlier termination of this Agreement. (c) Subject to the terms and conditions set forth in Section 5(a) above, Buyer shall have until the date which is [***] after the Effective Date (the “Inspection Period”) in which to examine and investigate the Property, to obtain environmental reports and information regarding the Property and to obtain and examine the Survey (hereinafter defined). In the event that Buyer shall determine, in Buyer’s sole and absolute judgment and discretion, that the Property is in any manner unsuitable or unsatisfactory to Buyer, Buyer shall have the right, at Buyer’s option, to terminate this Agreement by giving written notice thereof to Seller on or before the expiration of the Inspection Period (as may have been previously extended), in which event a portion of the Initial Deposit equal to [***] shall be delivered to Sellers as consideration for Sellers’ execution of and entry into this Agreement, the balance of the Initial Deposit shall be refunded to Buyer immediately upon request, and thereafter all rights and obligations of the Parties under this Agreement shall expire, except for those provisions that expressly survive termination of this Agreement. Seller acknowledges that Buyer will expend time, money and other resources in connection with the examination and investigation of the Property hereinabove described, and that, notwithstanding the fact that Buyer may terminate this Agreement pursuant to this Section, such time, money and other resources expended, together with the payment of the portion of the Initial Deposit hereinabove described to be paid to Seller in the event of a termination of this Agreement, constitute good, valuable, sufficient and adequate consideration for Seller’s execution of and entry into this Agreement. 6. Prorations and Adjustments to Purchase Price. (a) The following prorations and adjustments shall be made between Buyer and Seller at Closing, or thereafter if otherwise set forth in this Agreement. In the event there is a dispute regarding the prorations, the disputed amount shall be held in escrow subject to further joint instructions from Seller and Buyer, but any such dispute shall not prevent the sale from closing or the release of the undisputed balance of funds in escrow as otherwise provided in this Agreement.

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 5 (i) All city, state and county ad valorem and non-ad valorem taxes and similar impositions levied or imposed upon or assessed against the Property (herein called the “Taxes”), for the year in which Closing occurs shall be prorated as of the Closing Date on a calendar year basis. In the event that Seller has paid only a portion of the Taxes billed for the year in which Closing occurs due to the pendency of a protest of such Taxes, then, in connection with Closing, Seller shall deposit with Escrow Agent an amount equal to Seller’s pro rata share of the resulting underpayment. Any such deposit with Escrow Agent shall be held in escrow by Escrow Agent pending final resolution of such protest, pursuant to escrow instructions reasonably acceptable in form and substance to Buyer, Seller, Escrow Agent and their respective counsel. Seller shall pay all Taxes assessed for any period prior to the year in which the Closing Date occurs. In the event that, after the Closing Date, any additional Taxes are levied, imposed or assessed against the Property for periods prior to the Closing Date, Buyer shall give Seller written notice of such Taxes, and Seller shall be responsible for payment of such additional Taxes in full within the time fixed for payment thereof and before the same become delinquent. Without limiting the obligations of Seller pursuant to the immediately preceding sentence, Seller shall, and does hereby, indemnify, defend and hold harmless Buyer from and against any such additional Taxes (including all interest and penalties assessed or imposed in connection therewith) relating to periods prior to the Closing Date. In the event that, after the Closing Date, any additional Taxes are levied, imposed or assessed against the Property for periods after the Closing Date, Buyer shall be responsible for payment of such Taxes in full within the time fixed for payment thereof and before the same become delinquent. Without limiting the obligations of Buyer pursuant to the immediately preceding sentence, Buyer shall, and does hereby, indemnify, defend and hold harmless Seller from and against any such Taxes (including all interest and penalties assessed or imposed in connection therewith) relating to periods after the Closing Date. (ii) All utility charges for the Property (including, without limitation, telephone, water, storm and sanitary sewer, electricity, gas, garbage and waste removal) shall be prorated as of the Closing Date, transfer fees required by any utility provider shall be paid by or charged to Buyer, and Seller shall be credited with any deposits transferred to the account of Buyer; provided, however, that at either party’s election any one or more of such utility accounts shall be closed as of the Closing Date, in which event Seller shall be liable and responsible for all charges for service through the Closing Date and shall be entitled to all deposits theretofore made by Seller with respect to such utility, and Buyer shall be responsible for reopening and reinstituting such service in Buyer’s name, and shall be responsible for any fees, charges and deposits required in connection with such new account. (iii) Any other items which are customarily prorated in connection with the purchase and sale of properties similar to the Property shall be prorated as of the Closing Date. In the event that the amount of any item to be prorated cannot be determined at the time of Closing, such proration shall be made on the basis of the best available information, and the Parties shall re-prorate such item promptly upon receipt of the applicable bills therefor and shall make between themselves any equitable adjustment required by reason of any difference between the estimated amount used as a basis for the proration at Closing and the actual amount subject to proration. In making the prorations required by this Section, the Closing Date shall be allocated to Buyer. Notwithstanding anything to the contrary stated herein, if the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of Taxes shall be upon the basis of the prior year’s full tax assessment. Subsequent to the Closing, the Parties agree that if the actual taxes are different from the estimated taxes, either Party may, within [***] of the issuance of a final tax bill, have the right to request in writing, a re-proration of the taxes and an appropriate adjustment based thereon. Upon such re-proration, the appropriate Party shall refund to the other Party any overpayment or credit within [***] from the date thereof. The provisions of this Section shall survive Closing.

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 6 7. Title. (a) Sellers covenant to convey to Buyer at Closing good and marketable fee simple title in and to the Property. For the purposes of this Agreement, “good and marketable fee simple title” shall mean fee simple ownership which is: (i) free of all claims, liens and encumbrances of any kind or nature whatsoever other than the Permitted Exceptions, herein defined; and (ii) insurable by the Title Company (defined below), at then current standard rates under the 2021 standard form of ALTA owner’s policy of title insurance, with the standard or printed exceptions therein deleted and without exception other than the Permitted Exceptions. For the purposes of this Agreement, the term “Permitted Exceptions” shall mean: (A) current city, state and county ad valorem and non-ad valorem taxes and assessments not yet due and payable; (B) easements for the installation or maintenance of public utilities serving only the Property; (C) oil, gas and mineral rights not owned directly or indirectly by Seller which do not permit access and/or exploration; (D) all applicable laws, including zoning, building ordinances and land use regulations; (E) all matters that may be revealed by a current and accurate survey of the Land which are not the subject of a title objection, and (F) those matters described in Section 7(c) below. (b) On or before [***], Seller shall, at its own expense, obtain from Fidelity National Title Insurance Company (the “Title Company”) and deliver to Buyer, a commitment for an owner’s title insurance policy (the “Commitment”), in the amount of the Purchase Price, agreeing to issue to Buyer, upon the recording of each Deed (hereinafter defined) and satisfaction of all other title requirements, a 2021 standard form ALTA owner’s policy of title insurance (the “Policy”), insuring Buyer’s title to the Property subject to the exceptions provided therein. Sellers’ delivery of the Title Commitment to Seller shall include copies of all exception documents referenced in Schedule B-II of the Commitment. Should Buyer or the Buyer’s attorneys determine that, based on the Title Commitment, title to the Property is unsatisfactory to the Buyer for reasons other than the existence of exceptions which are required to be discharged by the Seller at or before Closing as provided herein, then Buyer shall notify Seller within [***] after the Effective Date (the “Title Review Period”) of those liens, encumbrances, exceptions, or qualifications to title which either are unsatisfactory to Buyer or are not contemplated by this Agreement to be discharged by Seller at or before the Closing, and any such liens, encumbrances, exceptions, or qualifications shall be hereinafter referred to as “Title Defects.” Within [***] after receipt of such written notice from Buyer, Seller shall respond in writing, informing Buyer whether Seller has elected, in its sole discretion, to attempt to cure such Title Defects. If Seller decides not to cure the Title Defects, then Buyer may elect to either (i) terminate this Agreement and receive a return of the Initial Deposit by giving written notice of termination to Seller within [***] after receipt of Seller’s written election not to cure the Title Defects, and the Initial Deposit shall be refunded to Buyer immediately upon request, and thereafter all rights and obligations of the Parties under this Agreement shall expire, except for those provisions that expressly survive termination of this Agreement, or (ii) close the Buyer’s purchase of the Property, accepting the conveyance of the Property subject to the Title Defects (without any adjustment of the Purchase Price, unless otherwise mutually agreed to in writing by the Parties) in which event, the Closing shall take place on the date specified in this Agreement. If Buyer does not provide written notice of its election to Seller within the foregoing [***] time period, it shall automatically be deemed that Buyer has elected option (ii) above. If Seller decides to attempt to cure the Title Defects, Seller shall use commercially reasonable efforts to effectuate such a cure by the Closing Date. If Seller is unable to cure the Title Defects on or before the Closing Date, then Buyer may either terminate this Agreement and receive a refund of the Deposit or alternatively, Buyer may elect to close the Buyer’s purchase of the Property, accepting the conveyance of the Property subject to the Title Defects, which shall be deemed Permitted Exceptions hereunder. Any title defect to which Buyer does not timely object shall be deemed a Permitted Exception hereunder. Notwithstanding the foregoing, Seller shall be obligated to remove at Closing any mortgage or monetary liens affecting the Property and created or caused by Seller utilizing the Seller’s proceeds from Closing, and Buyer shall not be required to object to such liens.

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 7 (c) Any easement, right-of-way, encumbrance, matter of record or other matter (other than a lien securing indebtedness) which is reflected as a non-standard exception (which is an exception related to a specific instrument recorded in the applicable public registry) in the final Title Commitment and which is not the subject of a title objection (or which is the subject of a title objection, but is cured or waived as described above) shall become a “Permitted Exception.” No later than [***] before the Closing Date, Sellers shall obtain and deliver to Buyer an update to the Title Commitment. Any matters disclosed that were not exceptions in the Title Commitment shall automatically be deemed Title Defects which Sellers shall use commercially reasonable efforts to attempt to cure, unless such matters were placed of record as a result of the acts or inaction of Buyer or any of its consultants, agents, contractors, employees and assigns (or any party claiming by through, or under any of the same), or otherwise with Buyer’s joinder and consent. Seller shall use commercially reasonable efforts to attempt to cure any such new Title Defects within [***] of Seller’s receipt of Buyer’s written notice to Seller of same and the Closing Date shall be extended to the date that is [***] following such [***] cure period. If Seller is unable to cure such new Title Defect within such [***] cure period, then Buyer may either terminate this Agreement and receive a refund of the Deposit, or alternatively, Buyer may elect to close its purchase of the Property, accepting the conveyance of the Property subject to the new Title Defects, without adjustment of the Purchase Price, unless otherwise mutually agreed to in writing by the Parties. 8. Survey. (a) Buyer may, within the Title Review Period, cause an ALTA/NSPS land title survey of the Land (the “Survey”) to be prepared by a professional surveyor registered, licensed and insured in the State of Florida (the “Surveyor”). The Survey shall depict the Land by metes and bounds description, which description shall be consistent with and accurately describe the area of land depicted in the aerial photograph of the Land attached hereto as Exhibit A. The Survey shall be certified by the Surveyor to Buyer, Sellers, Sellers’ counsel, as agent for the Title Company, and the Title Company and shall otherwise be in a form satisfactory to the Title Company, Seller and Buyer. Upon completion of the Survey, Buyer shall furnish Sellers with two (2) signed and sealed original prints thereof. Subject to the forgoing provisions, the Survey shall be used as the basis for the preparation of a legal description to be included in each Deed to be delivered by Sellers to Buyer at Closing. Buyer shall notify Seller in writing no later than [***] after the Effective Date specifying any matters shown on the Survey which adversely affect the title to the Property and the same shall be deemed to be Title Defects which shall be dealt with within the same time, manner, and subject to the limitations provided in Section 7 of this Agreement. Any survey matter/defect to which Buyer does not timely object shall be deemed a Permitted Exception hereunder. In addition, in the event Buyer does not obtain the Survey in accordance with the provisions of this Section 8, Buyer acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, the standard survey exception set forth in the Title Commitment will not be deleted therefrom and it will constitute a Permitted Exception in the Policy. 9. Proceedings at Closing. On the Closing Date, the Closing shall take place as follows: (a) Sellers shall deliver to Escrow Agent the following documents and instruments, duly executed by or on behalf each appliable Seller (collectively, the “Sellers’ Closing Documents”): (i) a Special Warranty Deed from each Seller conveying their respective portions of the Land and Improvements owned by them, subject only to the Permitted Exceptions (each, a “Deed”);

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 8 (ii) a Certificate and Affidavit of Non-Foreign Status, in a form reasonably satisfactory to Buyer, Buyer’s counsel and Seller; (iii) an affidavit in standard form without exception for possible lien claims of mechanics, laborers and materialmen, taxes and assessments (other than for the year of closing) or for Parties in possession, as applicable, and to allow the Title Company to insure the gap; (iv) a general assignment transferring and assigning the Permits and Development Rights, if any, each in their AS-IS, WHERE-IS condition, and without any representations or warranties of any kind (the “General Assignment”), which general assignment shall provide that Buyer shall be responsible for notifying the South Florida Water Management District (the “WMD”) of the conveyance of the Property to Buyer within [***] after Closing and for filing and processing with the WMD any and all applications required by the WMD in order to effectuate the transfer of the applicable Permits, and that Buyer will indemnify and hold harmless Seller from and against any and all loss, damage, fines, liability, costs and expenses (including, but not limited to, attorneys’ fees) and other sums that Seller may pay or may become obligated to pay on account of any demand, claim, liability or action in law or equity, relating to, arising from any actions or omissions of Buyer, its agents or employees, resulting from Buyer’s failure to timely process any water use permit transfer and the use of such permit by Buyer after the Closing Date; (v) a bill of sale transferring and assigning all of Sellers’ rights, title and interests in and to the Irrigation and Drainage Equipment, each in their AS-IS, WHERE-IS condition, and without any representations or warranties of any kind (the “Bill of Sale”), except with respect to warranty of title and that such property is free from any encumbrances except for tangible personal property taxes for the year of Closing and subsequent years; (vi) a settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Buyer and Seller pursuant to this Agreement (the “Settlement Statement”); (vii) a certificate evidencing the reaffirmation of the truth and accuracy of Seller’s representations, warranties and agreements contained in Section 11 of this Agreement as of the Closing Date; and (viii) such documentation as may reasonably be requested by the Title Company to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered. (b) Buyer shall deliver to Escrow Agent the following documents and instruments, duly executed by or on behalf of Buyer: (i) such documentation as may reasonably be requested by the Title Company to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered; (ii) the General Assignment; (iii) the Bill of Sale; (iv) the Settlement Statement; and (v) a certificate evidencing the reaffirmation of the truth and accuracy of Buyer’s representations, warranties and agreements contained in Section 12 of this Agreement as of the Closing Date.

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 9 (c) Buyer shall pay to Seller the remainder of the Purchase Price in accordance with Section 2 above, after crediting the Deposit and making the adjustments and prorations provided for in this Agreement. 10. Costs of Closing. Seller shall pay for the entire amount of the Florida documentary stamps or transfer tax on each Deed, the cost of the Title Commitment and the Title Policy (excluding any endorsements thereto requested by Buyer), including title examination fees related thereto and any updates to the Title Commitment, the costs relating to any title clearance matters that Seller has elected to cure, and Seller’s attorneys’ fees. Buyer shall pay for the cost of the Survey, all other costs and expenses incurred by Buyer in the performance of Buyer’s due diligence inspection of the Property, all filing and recording fees payable in connection with the recordation of each Deed and other transfer documents, the costs of any endorsements to the Title Policy requested by Buyer, the cost of any loan policy of title insurance and endorsements thereto with respect to any loan obtained by Buyer, and Buyer’s attorneys’ fees. 11. Warranties and Representations of Seller; Seller’s Knowledge; As-Is Sale. (a) Warranties and Representations of Seller. Each Seller represents and warrants to Buyer that: (i) Each Seller is a duly organized, validly existing and in good standing under the laws of the state of its organization and is authorized to do business and is in good standing in the state where the Land is located. (ii) Each Seller has the lawful right, power, authority and capacity to sell their respective portions of the Property in accordance with the terms, provisions and conditions of this Agreement. (iii) There are no actions, suits or proceedings pending or to each of Seller’s knowledge threatened against, by or affecting any Seller or the Property or which question the validity or enforceability of this Agreement or of any action taken or to be taken by Sellers under this Agreement, in any court or before any governmental authority, domestic or foreign. (iv) The execution of and entry into this Agreement, the execution and delivery of the documents and instruments to be executed and delivered by Sellers on the Closing Date, and the performance by Sellers of Sellers’ duties and obligations under this Agreement and of all other acts necessary and appropriate for the full consummation of the purchase and sale of the Property as contemplated by and provided for in this Agreement, are consistent with and not in violation of any contract, agreement or other instrument to which each applicable Seller is a party, or under any judicial order or judgment of any nature by which each applicable Seller or the Property is bound; and this Agreement and the covenants and agreements of Sellers under this Agreement are the valid and binding obligations of each Seller, enforceable in accordance with their terms. (v) By the time of Closing, all necessary corporate action will have been taken by each Seller authorizing and approving the execution of and entry into this Agreement, the execution and delivery by each Seller of the documents and instruments to be executed and delivered by each Seller on the Closing Date, and the performance by each Seller of Sellers’ duties and obligations under this Agreement and of all other acts necessary and appropriate for the consummation of the purchase and sale of the Property as contemplated by and provided for in this Agreement. (vi) Subject to the provisions of Section 20 below, each Seller has, and on the Closing Date each Seller will convey to Buyer, good, marketable and indefeasible fee simple title to the

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 10 respective portions of the Property owned by them, free and clear of all conditions, exceptions, or reservations, except the Permitted Exceptions (as defined below). (vii) Seller will deliver on the Closing Date the Irrigation and Drainage Equipment free and clear of any liens or encumbrances, except for tangible personal property taxes for the year of Closing and subsequent years. (viii) To each of Seller’s knowledge, there are no violations of law, municipal or county ordinances, or other legal requirements or regulations with respect to the Property or any portion thereof. (ix) Notwithstanding anything herein to the contrary, Sellers expressly affirm and Buyer acknowledges that the Land has been used historically for agricultural purposes, and may be subject to environmental issues related to such agricultural uses, including without limitation, the use of agricultural chemicals and other Hazardous Substances (as defined herein below) commonly used in and for the purpose of agricultural operations. Subject to the foregoing disclosures and except as may be disclosed in the Property Documents, Sellers have not received any written notice of any claim, demand, action or proceeding of any kind relating to any past or present Release of any Hazardous Substances in, on or under the Land. As used in this Agreement, “Hazardous Substance” means any substance or material (i) identified in Section 101(14) of CERCLA, 42 USC §9601(14), as the same may be amended from time to time, or (ii) determined to be toxic, a pollutant or contaminant, under federal, state or local statute, law, ordinance, rule or regulation or judicial or administrative order or decision, as same may be amended from time to time, including but not limited to petroleum and petroleum products as defined in Section 376.301(10), Florida Statutes, as same may be amended from time to time. (b) Seller’s Knowledge; Survival of Representations and Warranties. Any representation made to Seller’s “knowledge” will not be deemed to imply any duty of inquiry or investigation. For purposes of this Agreement, the term “Seller’s knowledge” means the current, actual knowledge of Daniel K. Sutton, Vice President of Citrus for Alico, Inc., who Sellers represent is the person on behalf of each Seller with the most knowledge concerning Sellers’ use of the Property, but without any independent investigation or inquiry whatsoever and such knowledge will not be construed to refer to the knowledge of any other officer, director, agent, employee or representative of Seller, or any affiliate of Sellers, or to impose upon such party any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such party any individual personal liability. Daniel K. Sutton shall not be deemed to be a party to this Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individual for any of Sellers’ representations and warranties hereunder (and Buyer hereby waives any liability of or recourse against such individuals). The representations and warranties made in this Agreement by Seller shall be continuing and shall be deemed remade in all material respects by Seller as of the Closing Date, with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by Seller shall survive the Closing for a period of one (1) year. (c) AS-IS SALE; DISCLAIMER OF WARRANTIES. BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND IN ANY OF SELLERS’ CLOSING DOCUMENTS, SELLERS ARE TRANSFERRING THE PURCHASED PROPERTY IN “AS IS, WHERE IS CONDITION AND WITH ALL FAULTS” AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED,

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 11 AS TO THEIR CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLERS. BUYER AGREES THAT IT WILL PERFORM SUCH EXAMINATIONS AND INVESTIGATIONS OF THE PROPERTY AND THE FINANCIAL AND PHYSICAL CONDITION THEREOF AS NEEDED AND NECESSARY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLERS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN ANY OF SELLERS’ CLOSING DOCUMENTS, SELLERS SPECIFICALLY DISCLAIM, AND BUYER IS NOT RELYING ON ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, MADE BY SELLERS, OR ANY AGENT, AFFILIATE, REPRESENTATIVE, EMPLOYEE OR PRINCIPAL OF SELLERS WITH RESPECT TO THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OF ANY HAZARDOUS SUBSTANCES AT, ON, UPON OR UNDER THE PROPERTY). EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLERS SHALL HAVE NO LIABILITY TO BUYER WITH RESPECT TO THE CONDITION OF THE PROPERTY UNDER COMMON LAW, OR ANY FEDERAL, STATE, OR LOCAL LAW OR REGULATION. BUYER REPRESENTS TO SELLERS THAT BUYER WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF TO ANY MATTER RELATING TO THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION (EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT) PROVIDED BY OR ON BEHALF OF SELLERS, SELLERS’ AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING, OR PURPORTING TO REPRESENT SELLERS, WITH RESPECT THERETO. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE SELLERS AND SELLERS’ AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT DEFECT OR OTHER PHYSICAL CONDITION WHETHER PURSUANT TO STATUTES IN EFFECT IN THE STATE OF FLORIDA OR ANY FEDERAL OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS SUBSTANCES WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY. BUYER’S RELEASE OF SELLERS AS SET FORTH IN THIS SECTION 11(c) SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY ANY BUYER AGAINST SELLERS FOR A BREACH BY A SELLER OF A (1) REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN SECTION 11(a) OF THIS AGREEMENT, OR (2) WARRANTY EXPRESSLY SET FORTH IN ANY DOCUMENTS DELIVERED PURSUANT TO THE TERMS HEREOF BY SELLERS TO BUYER AT CLOSING, INCLUDING THE WARRANTY OF TITLE INCLUDED IN A DEED. The provisions of this Section 11(c) shall survive the Closing. Buyer and Sellers acknowledge and agree that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Sellers would not have agreed to sell the Property to Buyer for the Purchase Price and Buyer would not have agreed to enter into the transaction contemplated by this Agreement without such disclaimers and other agreements set forth above.

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 12 12. Representations and Warranties of Buyer. (a) Buyer represents and warrants to and with Seller that: (i) Organization, Authorization and Consents. Buyer is duly organized and validly existing under the laws of the state of its organization or incorporation. Buyer has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof. (ii) Action of Buyer, Etc. Buyer has taken, or by the time of Closing will have taken, all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Buyer on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. (iii) No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Buyer, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Buyer is bound. (iv) Litigation. No investigation, action or proceeding is pending or, to Buyer’s knowledge, threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto. (v) Bankruptcy. Buyer is not insolvent and is not in the hands of a receiver nor is an application for the appointment of a receiver pending; Buyer has not made an assignment for the benefit of creditors, nor has Buyer filed, or had filed against it, any petition in bankruptcy. (vi) Financial Resources. Buyer has, or prior to Closing will have, the financial resources to consummate the transaction contemplated by this Agreement and to pay the Purchase Price at the Closing. (vii) USA Patriot Act. None of the funds to be used for payment by Buyer of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”). In addition, Buyer is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action. The representations and warranties made in this Agreement by Buyer shall be continuing and shall be deemed remade in all respects by Buyer as of the Closing Date, with the same force and effect as

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 13 if made on, and as of, such date. All representations and warranties made in this Agreement by Buyer shall survive the Closing. 13. Possession at Closing. Seller shall surrender possession of the Property to Buyer at the time of Closing. 14. Remedies. (a) Buyer Default. If (i) any representation or warranty of Buyer set forth in this Agreement shall prove to be untrue or incorrect in any respect, (ii) Buyer shall fail to keep, observe, perform, satisfy or comply with, fully and completely, any of the terms, covenants, conditions, agreements, requirements, restrictions or provisions required by this Agreement to be kept, observed, performed, satisfied or complied with by Buyer, or (iii) the purchase and sale of the Property is otherwise not consummated in accordance with the terms and provisions of this Agreement due to circumstances or conditions which constitute a default by Buyer under this Agreement (the matters described in the foregoing clauses (i), (ii), and (iii) are herein sometimes collectively called “Buyer Defaults”), Seller shall be entitled to terminate this Agreement and, upon such termination, the Deposit shall be delivered to Seller by the Escrow Agent as full liquidated damages for such default. Seller and Buyer acknowledge that Seller’s actual damages in the event of a default by Buyer under this Agreement will be difficult to ascertain, that such liquidated damages represent the Seller’s and Buyer’s best estimate of such damages, and that Seller and Buyer believe such liquidated damages are a reasonable estimate of such damages. Seller and Buyer expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages in the event of Buyer’s default and as compensation for Seller’s taking the Property off the market during the term of this Agreement. Notwithstanding anything to the contrary stated herein, nothing in this Section 14(a) is intended to nor shall limit the remedies available to Seller at law or in equity relating to a default of any repair, indemnification, hold harmless and defend obligations of Buyer set forth in Section 5(a) of this Agreement or any other obligation of Buyer which is expressly provided to survive Closing or termination of this Agreement. The provisions of this Section 14(a) shall survive the Closing or the earlier termination of this Agreement. (b) Seller Default. If (i) any representation or warranty of Seller set forth in this Agreement shall prove to be untrue or incorrect in any respect, or (ii) Seller shall fail to keep, observe, perform, satisfy or comply with, fully and completely, any of the terms, covenants, conditions, agreements, requirements, restrictions or provisions required by this Agreement to be kept, observed, performed, satisfied or complied with by Seller, or (iii) the purchase and sale of the Property is otherwise not consummated in accordance with the terms and provisions of this Agreement due to circumstances or conditions which constitute a default by Seller under this Agreement (the matters described in the foregoing clauses (i), (ii) and (iii) are herein sometimes collectively called “Seller Defaults”), Buyer may either (1) terminate this Agreement and receive the return of the Deposit from Escrow Agent, or (2) sue Seller for specific performance of Seller’s obligation to execute and deliver the documents required to convey the Property to Buyer in accordance with this Agreement; provided, however, that Buyer must file suit for specific performance within [***] after the scheduled date of Closing, failing which Buyer shall automatically be deemed to have waived the right to seek specific performance and shall only be entitled to the remedy described in item (1) of above, and provided further, however, that should the remedy of specific performance not be available due to an intentional act or omission of Seller, Buyer may bring an action for its actual (but not consequential or punitive) damages in addition to the remedies described in clause (1) of above. The remedies provided in this Section 14(b) are Buyer’s exclusive remedies for Seller’s Defaults and Buyer waives and releases all other remedies available at law or in equity including claims for damages allegedly resulting from the Seller Defaults.

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 14 15. Risk of Loss and Insurance. Between the date of this Agreement and Closing, the risks and obligations of ownership and loss of the Property and the correlative rights against insurance carriers and third parties shall belong to Seller. 16. Condemnation. In the event of the taking of all or any part of the Property by eminent domain proceedings, or the commencement or bona fide threat of the commencement of any such proceedings, prior to Closing, Buyer shall have the right, at Buyer’s option, to terminate this Agreement by giving written notice thereof to Seller prior to Closing and the Deposit shall be refunded to Buyer immediately upon request, and thereafter all rights and obligations of the Parties under this Agreement shall expire, except for those provisions that expressly survive termination of this Agreement. If Buyer does not so terminate this Agreement, at Closing, Seller shall assign to Buyer all rights of Seller in and to any awards or other proceeds to be paid or to become payable after Closing by reason of any taking. 17. Brokerage. Seller and Buyer hereby represent and warrant to each other that neither has engaged or dealt with any agent, broker, or finder regarding this Agreement or with respect to the sale and purchase of the Property contemplated hereby. Seller and Buyer hereby agree to indemnify and hold each other free and harmless from and against any and all liability, loss, cost, damage and expense, including, but not limited, to attorneys’ fees and costs of litigation both before and on appeal, that either party shall ever suffer or incur because of any claim by any agent, broker, or finder engaged by the other party, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or to the sale and Purchase of the Property contemplated hereby. Anything to the contrary in this Agreement notwithstanding, such agreement of each party to indemnify and hold the other harmless shall survive the Closing and any termination of this Agreement. 18. Further Assurances. In addition to the foregoing, the Parties hereto, at the time and from time to time at or after Closing, upon the reasonable request of Buyer or of Seller, as the case may be, agree to do, execute, acknowledge and deliver all such further reasonable deeds, assignments, transfers, conveyances, authorizations, filings, consents, and assurances, as may be reasonably required for the better assigning, transferring, granting, conveying, assuring and confirming unto Buyer all of the applicable Seller’s right, title and interest in and to the Property, to be conveyed hereunder; and to the more effective consummation of the other transactions referred to in this Agreement. 19. Existing Citrus Crop. Buyer acknowledges that Seller has the right, but not the obligation, to harvest any citrus fruit crop growing or that is to be grown on the citrus trees located on the Land during the term of this Agreement, if any (the “Citrus Crop”). Subject to the provisions of this Section 19, the Citrus Crop shall belong to Seller during the term of this Agreement. Seller, not Buyer, shall receive and solely benefit from all proceeds from the harvest and sale of such Citrus Crop prior to Closing. Any Citrus Crop remaining on the citrus trees growing on the Land that is not harvested by Seller prior to Closing shall become the property of Buyer and, notwithstanding anything to the contrary contained herein, shall be included within the definition of Property. 20. Sellers’ Acquisition of Additional Lands. (a) [***]

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 15 (b) [***] (c) [***]

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 16 (d) [***]

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 17 21. General Provisions. (a) Notices. Whenever any notice, demand or request is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be (i) delivered by hand, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent by nationally recognized commercial courier for next business day delivery, in each such case described in (i), (ii) and (iii) to the addresses set forth below for the respective signers hereof or to such other addresses as are specified by written notice given in accordance herewith, or (iv) sent by electronic mail (email) to the electronic mail (email) address for each party set forth below or to such other electronic mail (email) address as is specified by written notice given in accordance herewith. Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the [***] day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by email transmission shall be deemed effectively given or received on the day of transmission of such notice and electronic confirmation of such transmission is received by the transmitting party (such as “Delivery Receipt” generated by Microsoft Outlook). Any notice or other communication given in the manner provided above by counsel for either party shall be deemed to be notice or such other communication from the party represented by such counsel. Any notice sent as required hereby and refused by recipient shall be deemed delivered as of the date of such refusal. Notices shall be addressed as follows: If to Seller 1: [***] If to Seller 2: [***] With a copy to: [***] If to Buyer: [***] With a copy to: [***] If to Escrow Agent: [***]

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 18 [***] (b) Electronic Mail as Writing. The Parties expressly acknowledge and agree that, notwithstanding any statutory or decisional law to the contrary, the printed product of a facsimile or electronic mail (email) transmission shall be deemed to be “written” and a “writing” for all purposes of this Agreement. (c) Assignment; Parties. Buyer may not assign this Agreement without Sellers’ prior written consent, which consent may be withheld or granted in Sellers’ reasonable discretion, provided, however, that Buyer may assign this Agreement in full to an entity owned and controlled by Buyer and legally formed by Buyer for the purpose of taking title to the entire Property without Sellers’ prior written consent, provided that (i) written notice of such assignment shall be given by Buyer to Sellers not less than [***] prior to the Closing Date, (ii) no such assignment shall relieve Buyer of any obligations, covenants, duties, representations, warranties or liabilities hereunder, and (iii) Buyer provides Sellers, simultaneous with its written notice of such assignment, a copy of a written assignment agreement signed by Buyer and the assignee pursuant to which the assignee agrees to accept all the burdens and benefits of this Agreement and agrees to be deemed to have made any and all representations and warranties made by Buyer hereunder, as if the assignee were the original signatory hereof. Any attempt by Buyer to assign this Agreement not otherwise in compliance with the foregoing provisions of this Section 21(c) shall be deemed invalid, null and void and Sellers shall have no legal obligation to recognize same. Subject to the foregoing, this Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, Buyer and Sellers and their respective heirs, successors and permitted assigns. If Buyer consists of more than one person or entity, then: (1) each reference to Buyer herein shall be deemed to refer to each person or entity constituting Buyer, both individually and in the aggregate, and (2) each person or entity constituting Buyer shall be jointly and severally liable for all liabilities and obligations of each Buyer hereunder. (d) Headings. The use of headings, captions and numbers in this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement. (e) Exhibits. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned. (f) Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used. (g) Pronouns. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural. (h) Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 19 (i) Non-Waiver. Failure by any party to complain of any action, non-action or breach of any other party shall not constitute a waiver of any aggrieved party’s rights hereunder. Waiver by any party of any right arising from any breach by any other party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future. (j) Dates and Times. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date. All references to the “Effective Date” shall be deemed to refer to the later of the date of Buyer’s or Sellers’ execution of this Agreement, as indicated below their executions hereon. Any action required to be taken by a specified date may be taken at or before 11:59 p.m., daylight or standard time (as applicable) in the time zone where the Land is located. (k) Applicable Law. This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of Florida. (l) Entire Agreement; Modification. This Agreement supersedes all prior discussions and agreements among Sellers and Buyer with respect to the purchase and sale of the Property and other matters contained herein, and this Agreement contains the sole and entire understanding among Sellers and Buyer with respect thereto. This Agreement shall not be modified or amended except by an instrument in writing executed by Sellers and Buyer. (m) Counterparts; Electronic Signature. This Agreement and any agreement or document described herein may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Handwritten signatures to this Agreement or any agreement or document described herein transmitted by email or other similar electronic transmission (for example, through the use of a Portable Document Format or “PDF” file), shall be valid and effective to bind the party so signing. The parties acknowledge and agree that execution of this Agreement may be accomplished by electronic signature utilizing DocuSign or any other mutually acceptable similar online, electronic, or digital signature technology. (n) Attorneys’ Fees. In the event of any litigation between Buyer and Sellers arising under or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party the expenses of litigation in original and appellate jurisdiction (including reasonable attorneys’ fees, paralegal fees, expenses, and disbursements) incurred by the prevailing party. It is the express intent of the Parties that recovery hereunder is not limited by the Statewide Uniform Guidelines for Taxation of Costs in Civil Actions. This provision is separate and several and shall survive Closing or the earlier termination of this Agreement. (o) Authority. Each party hereto warrants and represents that such party has full and complete authority to enter into this Agreement and each person executing this Agreement on behalf of a party warrants and represents that he/she has been fully authorized to execute this Agreement on behalf of such party and that such party is bound by the signature of such representative. (p) Counsel. Each party hereto warrants and represents that each party has been afforded the opportunity to be represented by counsel of its choice in connection with the execution of this Agreement and has had ample opportunity to read, review, and understand the provisions of this Agreement.

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 20 (q) No Construction against Preparer. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have prepared or imposed such provision. (r) 1031 Exchange. Sellers and Buyer shall each have the right, by written notice to the other party, to assign its legal interests in this Agreement to a qualified tax-deferred exchange intermediary for the purpose of effecting a tax-deferred, like-kind exchange or to otherwise effect an exchange of real property in accordance with the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended. Each party shall reasonably cooperate with the other in this regard; provided, however, that the non-exchanging party shall not be required to incur any additional costs, liabilities or delays in connection with this assignment, and the exchanging party shall not be released from any of its obligations or liabilities under this Agreement as a result thereof. (s) Confidentiality. Between the Effective Date and the Closing (or, if Closing should not occur for any reason, for a period of three (3) years after the Effective Date), Buyer: (a) will hold and will use reasonable efforts to cause its respective officers, directors, trustees, beneficiaries, employees, attorneys, accountants, representatives, agents, consultants and advisors to hold, in strict confidence, the terms and conditions of this Agreement and the nature of the transactions contemplated by this Agreement (the “Confidential Matters”); and (b) will not, without the prior written consent of the other party, or except as required by law, release or disclose any Confidential Matters to any other person, except to each Parties’ respective employees, attorneys, accountants, representatives, agents, consultants and advisors who need to know about the Confidential Matters in connection with the consummation of the transactions contemplated by this Agreement, who are informed by the applicable party of the confidential nature of the Confidential Matters, and who agree to be bound by the terms and conditions of this Section. Confidential Matters shall not include any information which can be shown to be or have become (i) generally available to the public other than as a result of a disclosure by Sellers or its officers, directors, employees, attorneys, accountants, or (ii) available to Buyer on a non-confidential basis from a source other than Sellers or its respective agents if such source is entitled to disclose such information. The provisions of this subsection (s) shall survive the Closing or any termination of this Agreement. (t) Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department. This Agreement is not contingent upon Buyer’s approval of any testing relating to radon. (u) Exculpation. Buyer agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, member, manager, partner, principal, parent, subsidiary or other affiliate of Sellers, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Sellers’ Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Buyer agrees to look solely to Sellers and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Sellers’ Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The provisions of this paragraph shall survive the termination of this Agreement and the Closing. (v) No Recording. Neither this Agreement nor any memorandum thereof may be recorded by Buyer in the public records of any County of any State.

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 21 (w) WAIVER OF JURY TRIAL. BUYER AND SELLERS WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH PARTY AND EACH PARTY EXPRESSLY ACKNOWLEDGES THAT NEITHER THE OTHER PARTY NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY ACKNOWLEDGES TO THE OTHER THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THIS WAIVER PROVISION. 22. Escrow Terms. Notwithstanding anything in the Agreement to the contrary, the Deposit shall be held in escrow by Escrow Agent on the following terms and conditions: (a) Escrow Agent shall deliver the Deposit to Sellers or Buyer, as the case may be, in accordance with the provisions of this Agreement. (b) Any notice to or demand upon Escrow Agent shall be in writing and shall be sufficient only if received by Escrow Agent within the applicable time periods set forth herein, if any. Notices to or demands upon Escrow Agent shall be mailed or delivered by overnight courier to Escrow Agent, or served personally upon Escrow Agent with receipt acknowledged in writing by Escrow Agent. Notices from Escrow Agent to Sellers or Buyer shall be mailed to them at the addresses for each party shown in Section 21(a) of this Agreement. (c) In the event that litigation is instituted relating to this escrow, the parties hereto agree that Escrow Agent shall be held harmless from any attorneys' fees, court costs and expenses relating to that litigation to the extent that litigation does not arise as a result of the Escrow Agent's acts or omissions. To the extent that Escrow Agent holds the Deposit under the terms of this escrow, the parties hereto, other than Escrow Agent, agree that Escrow Agent may charge the Deposit with any such attorneys' fees, court costs and expenses as they are incurred by Escrow Agent. In the event that conflicting demands are made on Escrow Agent, or Escrow Agent, in good faith, believes that any demands with regard to the Deposit are in conflict or are unclear or ambiguous, Escrow Agent may bring an interpleader action in an appropriate court. Such action shall not be deemed to be the “fault” of Escrow Agent, and Escrow Agent may lay claim to or against the Deposit for its reasonable costs and attorneys' fees in connection with same, through final appellate review. To that end, the parties hereto, other than Escrow Agent, agree to indemnify Escrow Agent for all such attorneys' fees, court costs and expenses. The status of Escrow Agent as Sellers’ counsel in this transaction shall not disqualify such law firm from acting as Escrow Agent, or from representing Sellers in connection with this transaction, the matters contemplated herein, or any disputes between Sellers and Buyer that may arise out of this transaction, including, without limitation, any dispute with respect to the Deposit. Escrow Agent shall not be required to institute legal proceedings of any kind. Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with Escrow Agent, and shall be fully protected in acting in accordance with any written instructions given to Escrow Agent hereunder and reasonably believed by Escrow Agent to have been signed by the proper parties. (d) Without limitation, Escrow Agent shall not be liable for any loss or damage resulting from the following: (a) the financial status or insolvency of any other party, or any misrepresentation made by any other party; (b) any legal effect, insufficiency or undesirability of any instrument deposited with or delivered by or to Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) the default, error, action or omission of any other party to this Agreement or any actions taken by Escrow Agent in good faith, except for Escrow Agent's gross negligence or willful misconduct; (d) any loss or impairment of the Deposit that has been deposited in escrow while the Deposit is in the course of collection or while the Deposit is on deposit in a financial

Docusign Envelope ID: 93BCB93E-AE35-482F-88B6-692D922C2243 23814529.6 22 institution if such loss or impairment results from the failure, insolvency or suspension of a financial institution, or any loss or impairment of the Deposit due to the invalidity of any draft, check, document or other negotiable instrument delivered to Escrow Agent; (e) the expiration of any time limit or other consequence of delay, unless a properly executed settlement instruction, accepted by Escrow Agent has instructed the Escrow Agent to comply with said time limit; and (f) Escrow Agent's compliance with any legal process, subpoena, writ, order, judgment or decree of any court, whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed. (e) Escrow Agent shall not have any duties or responsibilities, except those set forth in this Section and shall not incur any liability in acting upon any signature, notice, demand, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be genuine. Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so, or is otherwise acting or failing to act under this Section except in the case of Escrow Agent’s gross negligence or willful misconduct. Upon completion of the disbursement of the Deposit, Escrow Agent shall be automatically released and discharged of its escrow obligations hereunder. (f) The terms and provisions of this Section shall create no right in any person, firm or corporation other than the parties and their respective successors and permitted assigns and no third party shall have the right to enforce or benefit from the terms hereof. (g) Escrow Agent has executed this Agreement for the sole purpose of agreeing to act as such in accordance with the terms of this Section. [Signatures on following pages]

23814529.6 23 Docusign Envelope ID: FF219104-7E46-46E1-BA1C-8A3FAECE0A04 93BCB93E-AE35-482F-88B6-692D922C2243 IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute and deliver this Agreement, all as of the dates indicated below. BUYER: Harford Farms LLC, a Florida limited liability company By: Spencer Harford, Authorized Member SELLERS: Alico, Inc., a Florida corporation By: John E. Kiernan, President and CEO Date of Buyer’s Execution: April 21, 2025, 2025 Date of Seller’s Execution: April 22, 2025, 2025 734 LMC Groves, LLC, a Florida limited liability company By: Alico, Inc., a Florida corporation, its sole Manager By: John E. Kiernan, President and CEO Date of Seller’s Execution: April 22, 2025, 2025